Exhibit 10.66

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of March 5, 2024 (the “Amendment Effective Date”), by and between IIP-NY 2 LLC, a Delaware limited liability company (“Landlord”), and Vireo Health of New York, LLC, a New York limited liability company (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 23, 2017, as amended by that certain First Amendment to Lease Agreement dated as of December 7, 2018, as further amended by that certain Second Amendment to Lease Agreement dated as of April 10, 2020, as further amended by that certain Third Amendment to Lease Agreement dated as of September 24, 2021, as further amended by that certain Fourth Amendment to Lease Agreement dated as of February 24, 2023, and as further amended by that certain Fifth Amendment to Lease Agreement dated as of October 27, 2023 (collectively, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 256 County Route 117 in Perth, New York; and

B.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Roadway and Access Easement; New CC&Rs. Tenant has requested, and Landlord has agreed, to execute and deliver that certain Easement Agreement in favor of Fulton Solar 1 LLC, Fulton Solar 2 LLC, Fulton Solar 3 LLC and Fulton Solar 4 LLC (collectively, the “Adjacent Solar Tenant”), a copy of which is attached hereto as Exhibit “A” to this Amendment and is hereby incorporated herein by reference (the “Easement”). Tenant acknowledges and agrees that upon Landlord’s execution of the Easement: (a) the Easement, including all of the terms and conditions set forth therein, shall be deemed to be part of the CC&Rs which Tenant is obligated to comply with at its sole cost and expense pursuant to

Section 13 of the Existing Lease, (b) Tenant shall be obligated to timely fulfill and satisfy all of Landlord’s obligations under the Easement as though Tenant signed the Easement as the landowner of the Property thereunder; (c) any failure by Tenant to satisfy the terms and conditions imposed upon the Landlord and the Premises under the Easement that is not cured within any applicable cure period thereunder shall be deemed a “Default” under the Lease; (d) Tenant shall promptly provide Landlord with copies of any notices of default or any other material communications delivered or received by Tenant in relation to the Easement; and (e) Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature that arise during or after the Term as a result of Tenant’s failure to satisfy the terms and conditions imposed upon Landlord and the Premises under the Easement. The provisions of Section 2(e) shall survive any termination of the Lease.

3.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

4.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

5.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

6.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

7.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

8.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

[Signatures omitted]